Exhibit 10.1

FIRST AMENDMENT TO LOAN AGREEMENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS

This FIRST AMENDMENT TO LOAN AGREEMENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of this 26th day of August, 2025 (the “Effective Date”), by and among AB CRE PDF TNVA1 LLC, a Delaware limited liability company, having its principal place of business at c/o AllianceBernstein L.P., 66 Hudson Blvd E, Floor 27, New York, NY 10001 (“Borrower”), HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States of America (“HSBC”), having an address at The Spiral at Hudson Yards, 66 Hudson Boulevard E, 4th Floor, New York, New York 10001, as administrative agent (including any of its successors and assigns, “Agent”) for itself and the other Lenders from time to time a party hereto (HSBC, together with such other co-lenders as may exist from time to time, each a “Lender” and collectively, the “Lenders”), and HSBC, as a Lender, and AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC, a Delaware limited liability company, having its principal place of business at c/o AllianceBernstein L.P., 66 Hudson Blvd E, Floor 27, New York, NY 10001 (“Guarantor”); and Borrower and Guarantor shall be referred to individually as a “Borrower Party”, and collectively, as the “Borrower Parties”).

RECITALS

WHEREAS, Borrower, Agent and Lenders entered into that certain Loan and Security Agreement, dated as of December 7, 2023 (the “Existing Loan Agreement”, as amended by this Amendment, collectively, the “Loan Agreement”), pursuant to which Lenders made a loan to Borrower in the original maximum principal amount of up to $150,995,000.00 (which loan has an outstanding principal balance as of the date hereof in the amount of $86,079,840.93, with a full commitment amount of up to $94,900,00.00) (the “Existing Loan”); and

WHEREAS, Borrower has requested that Lenders make an additional loan to Borrower in the principal amount of NINETY TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($92,250,000.00) (the “Additional Loan” and together with the Existing Loan, the “Loan”), which Additional Loan is secured by, among other things, a mortgage loan made by AB Commercial Real Estate Private Debt Fund, LLC, a Delaware limited liability company (as predecessor-in-interest to Borrower) to 200 ROGER’S HBD LLC, 215 ROGER’S HBD LLC, 220 ROGER’S HBD LLC, 230 ROGER’S HBD LLC, 245 ROGER’S HBD LLC and RECHLER@GABRESKI LLC, each a Delaware limited liability company, collectively as borrowers, in the principal amount of ONE HUNDRED TWENTY THREE MILLION AND NO/100 DOLLARS ($123,000,000.00);

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor has directly benefited from, and will continue to benefit from, Lenders making the Loan to Borrower; and

WHEREAS, Agent (on behalf of itself and Lenders) and Borrower desire to amend the Loan Documents (as defined in the Loan Agreement) as set forth in this Amendment, and incorporate the terms and provisions herein into the Loan Documents.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement. To the extent of any conflict, the definitions set forth in this Amendment shall control. The definition of “Loan Documents” as set forth in the Loan Agreement shall be deemed to include this Amendment.

2. Representations. Each Borrower Party hereby represents, warrants and covenants with Agent as follows:

(a) Such Borrower Party is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Borrower Party has the full power and authority to execute, deliver and perform its obligations under this Amendment, and the execution and delivery of, and the performance by such Borrower Party of its obligations under, this Amendment (i) have been duly authorized by all requisite action, (ii) do not violate in any material respect any provision of applicable law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or its organizational documents, (iii) do not violate in any material respect any indenture, agreement, document or instrument to which such Borrower Party is a party, or by which it or any of its properties or any of the Collateral is bound or to which it is subject, and (iv) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Loan Document, result in the creation or imposition of any Lien upon any of the property or assets of Borrower pursuant to, any such indenture, agreement, document or instrument in each case which could reasonably be expected to result in a Material Adverse Effect.

(b) This Amendment constitutes a legal, valid and binding obligation of each Borrower Party, enforceable against such Borrower Party in accordance with its terms, except as such enforceability may be limited by (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally, and (b) general principles of equity.

(c) No Borrower Party is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the transactions contemplated herein and the execution, delivery or performance of this Amendment.

(d) There are no actions, suits, arbitrations, investigations or other legal or arbitrable proceedings before any Governmental Authority (including, without limitation, any of the foregoing which are pending or, to Borrower’s knowledge, threatened (in writing)) affecting Borrower or, to Borrower’s knowledge, any of the Collateral. Borrower is not in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(e) The Loan Documents, as modified by this Amendment, are in full force and effect and remain enforceable in accordance with their respective terms.

(f) No Default or Event of Default will be triggered by the execution, delivery or performance of this Amendment, and no Default or Event of Default has occurred and is continuing under the Loan Agreement or any of the other Loan Documents either prior to or, to Borrower’s knowledge, after giving effect to this Amendment.

(g) As of the date hereof, all representations and warranties made by each Borrower Party in the Loan Agreement and in any other Loan Document are true, correct, accurate and complete in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except for such changes as have been approved by Agent or as (i) shall have occurred in the ordinary course of business or the passage of time and (ii) which do not otherwise give rise to or constitute an Event of Default.

3. Amendment to Loan Agreement. In reliance on the representations, warranties and covenants set forth herein, the Existing Loan Agreement is hereby amended as follows:

(a) Definitions.

(i)	The definitions of “Fee Owner” and “Fee Owner Draw Request” are hereby deleted in their entirety from Section 1.01 of the Existing Loan Agreement.

(ii)	The following definitions are hereby deleted in their entirety from Section 1.01 of the Existing Loan Agreement and the following are hereby substituted therein in lieu thereof:

“Guaranty” shall mean, collectively, (a) that certain Amended and Restated Guaranty of Recourse Obligations, dated as of the First Amendment Date, made by Guarantor for the benefit of Agent, and (b) that certain Amended and Restated Guaranty of Payment, dated as of the First Amendment Date, made by Guarantor for the benefit of Agent, each as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance herewith.

“Initial Maturity Date” shall mean, July 9, 2027.

“Margin” shall mean, the “Margin” for the applicable Collaterally Assigned Loan as set forth on Schedule 1 hereto.

“Note” shall mean that certain Amended and Restated Promissory Note, dated as of the First Amendment Date, in the maximum principal amount of up to $187,150,000.00, made by Borrower payable to Lender, and any promissory note delivered in substitution or exchange therefor, in each case as may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Servicer Acknowledgment” shall mean, the Acknowledgement of Servicer by and among Servicer, Borrower and Agent, dated as of the First Amendment Date, together with any and all modifications, reinstatements or extensions thereof.

(iii)	The following definitions are hereby added to Section 1.01 of the Existing Loan Agreement in the appropriate alphabetical order:

“First Amendment Date” shall mean, August 26, 2025.

“Ground Lease” shall mean, individually and/or collectively as the context may require, the “Ground Leases” as defined in the Collaterally Assigned Loan Documents for the Westhampton Beach Collaterally Assigned Loan.

“Underlying Borrower” shall mean, individually and/or collectively as the context may require, the entities identified as “Underlying Borrower” on Schedule 1 hereto.

“Underlying Borrower Draw Request” shall mean the request for an advance pursuant to which Underlying Borrower requests an advance under the Collaterally Assigned Loan Agreement from Borrower, together with all required documentation and supporting information submitted in connection therewith.

“Westhampton Beach Collaterally Assigned Loan” shall mean, the “Westhampton Beach Collaterally Assigned Loan” as described on Schedule 1 hereto.

(b) Events of Default. Section 8.01(a) of the Existing Loan Agreement is hereby amended by adding immediately after subsection (aa), a new subsection (bb) as follows:

“(bb) Ground Lease. The Ground Lease shall be surrendered or the Ground Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever and Borrower shall have failed to enter into a “New Lease” thereafter in accordance with Section 32.06 of the Ground Lease.”

(c) Consents and/or Approvals under the Collaterally Assigned Loan Documents. Section 10.02(d)(xiii) of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(xiii) surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify, supplement or amend the Ground Lease or grant any waiver under the Ground Lease;”

(d) Ground Lease. A new Section 10.02(q) is hereby added to the Existing Loan Agreement as follows:

“(q) Ground Lease. Borrower shall enforce, or cause Underlying Borrower to enforce, all of the terms, covenants and provisions of the Collaterally Assigned Loan Documents in all material respects in connection with the Ground Lease, including, without limitation, Section 4.24 of the Collaterally Assigned Loan Agreement for the Westhampton Beach Collaterally Assigned Loan. To the extent Borrower has written knowledge of same, Borrower shall promptly notify Agent of the giving of any written notice by the landlord under the Ground Lease to Underlying Borrower of any default by Underlying Borrower in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of Underlying Borrower, as tenant thereunder, to be performed or observed, and deliver to Agent a true copy of each such notice.”

(e) Collaterally Assigned Loan Description. Schedule 1 of the Loan Agreement is deleted in its entirety and replaced with Schedule 1 attached to this Amendment.

(f) Lenders’ Ratable Share. Schedule 2 of the Loan Agreement is deleted in its entirety and replaced with Schedule 2 attached to this Amendment.

(g) Collaterally Assigned Loan Documents. Schedule 3 of the Loan Agreement is deleted in its entirety and replaced with Schedule 3 attached to this Amendment.

(h) Organization Chart. Exhibit B of the Loan Agreement is deleted in its entirety and replaced with Exhibit B attached to this Amendment.

4. Amendment to Loan Documents. In reliance on the representations, warranties and covenants set forth herein, the Loan Documents are hereby amended as follows:

(a) All referenced to “Fee Owner” are hereby deleted and replaced with “Underlying Borrower”.

(b) All referenced to “Fee Owner Draw Request” are hereby deleted and replaced with “Underlying Borrower Draw Request”.

(c) All references to “One Hundred Fifty Million Nine Hundred Ninety-Five Thousand and No/100 Dollars ($150,995,000.00)” are hereby deleted and replaced with “One Hundred Eighty-Seven Million One Hundred Fifty Thousand and No/100 Dollars ($187,150,000.00)”.

(d) All addresses for notices to Borrower are hereby deleted and replaced with the following:

“If to Borrower:	AB CRE PDF TNVA1 LLC
c/o AllianceBernstein L.P. 66 Hudson Blvd E, Floor 27
New York, NY 10001
Attention: Marguerite (Midge) Brogan

with a copy to:	King & Spalding LLP
1185 Avenue of the Americas, 34th Floor
New York, New York 10036
Attention: Christine Kearney O’Connell, Esq.”

5. Release. As of the Effective Date, each of Borrower and Guarantor, on its own behalf and on behalf of each of its past, present and future predecessors, successors, subsidiaries, parent entities, assigns, shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and entities claiming or acting by, through, under or in concert with Borrower, hereby fully and forever releases, relinquishes, discharges and acquits Agent and Lenders, and their respective past, present, and future predecessors, successors, subsidiaries, parent entities, assigns, participants, shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and/or entities claiming or acting by, through, under or in concert with each such entity or individual (collectively, the “Lender Releasees”), of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, claims of offset, defenses, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, counterclaims, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, and rights of indemnity or liability of any type, kind, nature, description or character whatsoever, arising prior to the date hereof, directly or indirectly, in any manner from and/or out of (a) the Loan, the Loan Documents and/or the Collateral, (b) Lender Releasees’ acts, statements, conduct, representations and omissions made in connection with Borrower, the Guarantor (but with respect to Guarantor, solely in connection with the Loan), the Loan, the Loan Documents and/or the Collateral, or (c) any fact, matter, transaction or event relating to Borrower, Guarantor (but with respect to Guarantor, solely in connection with the Loan), the Loan, the Loan Documents and/or the Collateral, whether known or unknown, suspected or unsuspected, whether now existing or hereafter arising, which could, might or may be claimed to exist, whether liquidated or unliquidated, each as though fully set forth herein at length; provided, however, that the foregoing release shall not apply to (1) any future matter or breach of any of the obligations, covenants or agreements of any of the Lender Releasees that are expressly set forth in this Amendment and/or the Loan Documents or to any other matters arising after the Effective Date and/or (2) any gross negligence, willful misconduct or bad faith of any Lender Releasee.

6. Costs and Expenses. Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by Agent in connection with this Amendment (including, without limitation, reasonable attorneys’ fees and disbursements of outside counsel).

7. Other References. All references in the Loan Agreement to “this Amendment” and all references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement, as modified by this Amendment, and as the same may hereafter be supplemented, amended, modified, extended, renewed, restated or replaced from time to time.

8. Continued Force and Effect. This Amendment is not intended to, and shall not be construed to, effect a novation, and except as expressly provided in this Amendment, the Loan Agreement has not been modified, amended, cancelled, terminated, released, satisfied, superseded or otherwise invalidated by execution of this Amendment. In the event of any conflict between the terms of this Amendment and the terms of the Loan Agreement, the terms of this Amendment shall control.

9. Ratification.

(a) Borrower hereby (i) unconditionally ratifies and confirms, renews and reaffirms in all respects and without condition, all of its obligations, terms, covenants and conditions under the Loan Documents, as specifically modified by this Amendment and (ii) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions of the Loan Documents, as specifically modified by the Amendment, without impairment, and Borrower remains unconditionally liable to Agent and the Lenders in accordance with the terms, covenants and conditions of the Loan Documents, as specifically modified by the Amendment.

(b) Guarantor hereby (i) consents to and acknowledges this Amendment and the modifications and transactions contemplated hereby and acknowledges and agrees that this Amendment shall not (A) constitute, or be deemed to constitute, a novation, release, waiver or satisfaction of Guarantor’s obligations under the Guaranty or any other Loan Documents or (B) impair, reduce or adversely affect the nature of the obligations of Guarantor under the Guaranty; (ii) acknowledges that the Guaranty and the obligations of Guarantor contained therein are hereby ratified and confirmed, are continuing and remain in full force and effect and constitute the valid and legally binding obligations of Guarantor; (iii) acknowledges that this reaffirmation of the Guaranty is for the benefit of Agent and the Lenders; and (iv) acknowledges and agrees that its ratifications and reaffirmations set forth in this Amendment are not required by the Loan Documents and that Agent’s request in this Amendment or in any other Loan Document that Guarantor ratify and reaffirm the Guaranty and the obligations owed thereunder shall not be deemed in any way to create such a requirement or any duty or obligation or otherwise require Agent to obtain any ratifications, reaffirmations, consents or waivers that are not otherwise expressly required under the Guaranty.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the state of New York pursuant to Section 5-1401 of the New York General Obligations Law without reference to choice of laws or conflicts of laws doctrine, and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

12. Further Assurances. From time to time, upon the request of Agent, Borrower shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Agent may deem reasonably necessary or desirable to confirm this Amendment and the terms and conditions hereof, to carry out the purpose and intent hereof or to enable Agent to enforce any of its rights hereunder; provided that the foregoing shall not impose any additional liability or obligations on, nor reduce the rights or remedies of, Borrower, in each case, other than to a de minimis extent.

13. Modifications. No modification, amendment, extension, discharge, termination or waiver of any provision of this Amendment, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given.

14. Entire Agreement. This Amendment contains the entire agreement of the parties hereto in respect of the transactions contemplated hereby, and all prior agreements among or between such parties, whether oral or written are superseded by the terms of this Amendment.

15. Interpretation. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

16. Headings. The Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

17. Construction. Should any provision of this Amendment require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties to this Amendment participated in the preparation hereof.

18. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument and shall become effective when copies hereof, when taken together, bear the signatures of each of the parties hereto and it shall not be necessary in making proof of this instrument to produce or account for more than one of such fully executed counterparts. Delivery by a party of this Amendment by telecopy, electronic transmission (e.g., a “pdf” or “tif” file transmitted by e-mail) or other electronic means, shall be effective execution and delivery of this Amendment by such party, the same as if an original manually executed counterpart were delivered by such party. The parties agree and consent to the use of electronic signatures solely for the purpose of executing this Amendment or any related transactional document (including any amendments thereto). Such electronic signatures shall be deemed to have the same full and binding effect as a handwritten signature.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment as of the date first above written.

AGENT:

HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States of America, as Agent

By:	/s/ Timothy Mertens
Name: Timothy Mertens
Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to First Amendment to Loan Agreement and Omnibus Amendment to Loan Documents]

LENDER:

HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States of America

By:	/s/ Timothy Mertens
Name: Timothy Mertens
Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to First Amendment to Loan Agreement and Omnibus Amendment to Loan Documents]

BORROWER:

AB CRE PDF TNVA1 LLC, a Delaware limited liability company

By:	/s/ Marguerite Brogan
Name: Marguerite Brogan
Title: Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to First Amendment to Loan Agreement and Omnibus Amendment to Loan Documents]

Guarantor hereby (i) consents to and acknowledges this Amendment and the modifications and transactions contemplated hereby and acknowledges and agrees that this Amendment shall not (A) constitute, or be deemed to constitute, a novation, release, waiver or satisfaction of Guarantor’s obligations under the Guaranty or any other Loan Documents or (B) impair, reduce or adversely affect the nature of the obligations of Guarantor under the Guaranty; (ii) acknowledges that the Guaranty and the obligations of Guarantor contained therein are hereby ratified and confirmed, are continuing and remain in full force and effect and constitute the valid and legally binding obligations of Guarantor; and (iii) acknowledges that this reaffirmation of the Guaranty is for the benefit of Agent and the Lenders. In addition, Guarantor hereby certifies that Guarantor is in compliance with Section 5(a) of the Guaranty on the Effective Date.

GUARANTOR:

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC, a Delaware limited liability company

By:	/s/ Marguerite Brogan
Name: Marguerite Brogan
Title: Vice President

[Signature Page to First Amendment to Loan Agreement and Omnibus Amendment to Loan Documents]

SCHEDULE 1

COLLATERALLY ASSIGNED LOAN DESCRIPTION

[This schedule has been intentionally omitted.]

SCH. 1-1

SCHEDULE 2

LENDERS’ RATABLE SHARE

Lender’s Name	Ratable Loan Amount	Percentage/Ratable Share
HSBC BANK USA, National Association	$187,150,000	100%

SCHEDULE 3

COLLATERALLY ASSIGNED LOAN DOCUMENTS

[This schedule has been intentionally omitted.]

EXHIBIT B

ORGANIZATIONAL CHART

[This schedule has been intentionally omitted.]